UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 14, 2023

SOUTHERN MISSOURI BANCORP, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-23406	43-1665523
(State or other	(Commission File No.)	(IRS Employer
jurisdiction of incorporation)		Identification Number)

2991 Oak Grove Road, Poplar Bluff, Missouri	63901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (573) 778-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMBC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2023, Lora L. Daves, Chief Financial Officer of Southern Missouri Bancorp, Inc. (the “Company”) and its wholly-owned subsidiary, Southern Bank (the “Bank”), informed the Company and the Bank that she was resigning her employment effective August 4, 2023, to pursue other interests. Ms. Daves has served as the Chief Financial Officer (and principal accounting officer) of the Company and the Bank since July 1, 2022, and previously served the Company and the Bank in other roles including as Chief Risk Officer and Chief Credit Officer. In connection with Ms. Daves’ resignation, the Company will initiate a search for her replacement.

Upon the effectiveness of Ms. Daves’ resignation, Matthew T. Funke, who is the Company’s President and Chief Administrative Officer (and principal financial officer) and served as its Chief Financial Officer (and principal financial and accounting officer) from 2006 until 2022, has been appointed to serve as Interim Chief Financial Officer (and principal financial and accounting officer) of the Company. A complete description of Mr. Funke's positions with the Company and prior business experience is set forth in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 13, 2022, which description is incorporated herein by reference. Mr. Funke and the Company did not enter into, and do not anticipate entering into, any compensatory arrangements in connection with his appointment as Interim Chief Financial Officer. Mr. Funke does not have a family relationship with any director or executive officer of the Company.

Mr. Funke has no direct or indirect interest in any transaction with the Company that would qualify as a related party transaction under Item 404(a) of Regulation S-K.

Item 8.01.  Other Events.

On July 18, 2023, the Board of Directors of Southern Missouri Bancorp, Inc. (the “Company”) declared its 117th consecutive quarterly dividend on common stock since the inception of the Company. The dividend of $0.21 per common share will be payable on August 31, 2023, to stockholders of record at the close of business on August 15, 2023.

In other matters, the Company expects to release its preliminary operating results for the quarter ended June 30, 2023, on July 24, 2023, and expects to host a conference call to discuss the release on July 25, 2023, at 9:30 a.m., central time. The call will be available live to interested parties by calling (toll free) 1-833-470-1428 in the United States, 1-833-950-0062 in Canada, and all other locations +1-929-526-1599. Participants should use participant access code 351276. Telephone playback will be available beginning one hour following the conclusion of the call through July 30, 2023. The playback may be accessed by dialing 1-866-813-9403 in the United States, 1-226-828-7578 in Canada, and all other locations: +1-929-458-6194, and using the conference passcode 595460.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN MISSOURI BANCORP, INC.

Date: July 20, 2023	By:	/s/ Matthew T. Funke
Matthew T. Funke
President and Chief Administrative Officer

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